UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 13, 2025

RREEF Property Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55598		45-4478978
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

875 Third Avenue, 26th Floor	New York,	NY	10022
(Address of Principal Executive Offices)			(Zip Code)
(212) 454-4500
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 13, 2025, RREEF Property Trust, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) at 222 South Riverside Plaza, 34th floor, Chicago, IL, 60606. Stockholders representing 9,136,214 shares, or 52.35% of the outstanding shares of the Company’s common stock entitled to vote, $0.01 par value per share, as of March 17, 2025, were present in person or were represented at the Annual Meeting by proxy.

The purpose of the Annual Meeting was to consider and vote upon the following two proposals:

1.    To elect five individuals to the board of directors for the ensuing year and until their respective successors are elected and qualify; and

2.    To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025.

At the Annual Meeting, the stockholders elected all five director nominees and ratified the appointment of KPMG LLP. The votes cast with respect to each proposal were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Proposal 1: Election of Directors
W. Todd Henderson	4,651,190	618,644	3,866,380
Anne-Marie Vandenberg	5,166,330	103,504	3,866,380
Deborah H. McAneny	5,170,023	99,811	3,866,380
Gregg A. Gonsalves	5,171,181	98,653	3,866,380
Charles H. Wurtzebach, Ph.D.	5,166,842	102,992	3,866,380

	Votes For	Votes Against	Abstentions
Proposal 2: Ratification of Appointment of KPMG LLP	9,112,467	14,332	9,414

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RREEF Property Trust, Inc.
By:	/s/ Eric Russell
Name:	Eric Russell
Title:	Chief Financial Officer
        Date: May 14, 2025